Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of IF Bancorp, Inc. on Form S-8 (File No. 333-176222, File No. 333 185075 and File No. 333-268599) of our report dated September 11, 2025 with respect to the consolidated financial statements of IF Bancorp, Inc. as of June 30, 2025 and 2024 and for the years then ended which report is included in this Annual Report on Form 10-K.

/s/ Forvis Mazars, LLP

Decatur, Illinois

September 11, 2025